Exhibit 99.1

EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar, Inc. (“EVI”) Announces Record Year End Results

Miami, FL – September 13, 2018 – EnviroStar, Inc. (NYSE American: EVI) (“EVI” or the “Company”) reported record results for the fiscal year ended June 30, 2018.

The record results reflect the Company’s consistent execution of its buy-and-build growth strategy. For the fiscal year ended June 30, 2018, the Company generated revenues of approximately $150 million, an increase of 60% over the prior fiscal year. As reported in the Company’s fiscal 2018 Annual Report on Form 10-K, pro forma revenue1 for fiscal 2018 reflecting the three business acquisitions consummated during the year was approximately $177 million. In addition, as described in further detail below, subsequent to the completion of fiscal 2018, EVI completed the acquisitions of Industrial Laundry Services, Inc. and Scott Equipment, Inc. The following are financial highlights of EVI’s fiscal 2018:

Fiscal 2018 Highlights (compared to EVI’s results for the fiscal year ended June 30, 2017):

▪	Revenue increased 60% to a record $150 million,
▪	Gross Margin increased from 22% to 24%,
▪	Operating income increased 30% to a record $6.9 million,
▪	Net income increased 25% to a record $4.0 million,
▪	Adjusted EBITDA increased 59% to a record $10.1 million, and
▪	Diluted earnings per share increased 6% to a record $0.33 per share.

Revenue increased 60% largely due to the acquisitions of Tri-State Technical Services, Inc. (“Tri-State”), AAdvantage Laundry Systems, Inc. (“AAdvantage”), and Sky-Rent LP (“Sky-Rent”) during fiscal 2018. Gross margins improved from 22% to 24% reflecting the benefits of our high-margin rental/lease portfolio and a more favorable product mix. Revenue and gross profit growth were partially offset by increases in SG&A, which primarily reflect increases to corporate level expenses in connection with EVI’s growth and in support of the execution of EVI’s buy-and-build growth strategy.

Buy-and-Build Growth Strategy

EVI executes a buy-and-build growth strategy, which involves buying businesses that meet certain financial and strategic criteria and building them through the implementation of a growth culture that promotes collaboration between EVI’s businesses on the execution of long-term growth initiatives. EVI’s “buy” opportunities are predominantly focused on longstanding, well-run, family and/or entrepreneur-owned businesses and EVI’s “build” opportunities include expanding its product offerings and enhancing its service capabilities to build market share and increase revenue generation. EVI believes that the consistent execution of its buy-and-build growth strategy will deliver significant shareholder value over the long-term.

Buy Activity

During fiscal 2018, EVI continued the execution of its buy-and-build growth strategy through the addition of market leading businesses, Tri-State, a Georgia-based business, which EVI acquired on October 31, 2017, and AAdvantage and Sky-Rent, two Texas-based businesses, which EVI acquired on February 9, 2018. The addition of AAdvantage and Sky-Rent marked EVI’s first investment in the Texas market and included a broad portfolio of rental and lease agreements acquired through Sky-Rent.

1 Pro forma revenue was calculated as if the acquisition of each of Tri-State, AAdvantage and Sky-Rent was consummated on July 1, 2017 and based on other assumptions and adjustments described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Subsequent to the completion of fiscal 2018, EVI added Industrial Laundry Services, a Florida-based business, on September 4, 2018, and Scott Equipment, a Houston, Texas-based business, on September 12, 2018. It is expected that the addition of ILS will bolster the service capabilities of EVI’s Florida operations and that the addition of Scott Equipment will double EVI’s market share in Texas. Combined, Industrial Laundry Services and Scott Equipment generated over $25 million in revenue during the twelve months ended December 31, 2017.

Since the completion of fiscal 2016 when EVI commenced the pursuit of its buy-and-build growth strategy, EVI has added seven businesses. In addition, while EVI’s fiscal 2018 results do not reflect full year results for three of those businesses (Tri-State, AAdvantage, and Sky-Rent) nor any results for an additional two of those businesses (Industrial Laundry Services and Scott Equipment), EVI’s revenues for fiscal 2018 represent a 317% increase compared to its revenues for fiscal 2016. EVI maintains a deep pipeline of potential “buy” opportunities of businesses of varying sizes and that meet its financial and strategic criteria. To support its “buy” efforts, EVI recently received a commitment letter for debt financing that, if consummated, would significantly increase EVI’s borrowing capacity.

Build Activity

In addition to the acquisitions described above, EVI’s leadership teams have undertaken growth initiatives, including the addition of new product lines, the enhancement of installation and service capabilities, and the implementation of scalable technologies. EVI believes that these growth initiatives may have a positive impact on the Company’s future performance. To lead and fulfill these and other growth initiatives, during fiscal 2018, EVI successfully recruited, and continues to recruit, talented and long-term focused professionals.

Henry M. Nahmad, Chairman, Chief Executive Officer and President of EVI, commented: “Our goal is to build a significant and sustainable enterprise that delivers substantial shareholder value. In that pursuit, the execution of our buy-and-build growth strategy requires time, patience, and thoughtful execution. We believe that EVI represents a compelling opportunity for well-respected owners of high-quality businesses to achieve a new level of personal diversification, including investing in our high-growth enterprise, and to make meaningful contributions to our collective growth. We are pleased with the growth of EVI’s entrepreneurial family and we remain focused on achieving our growth goals over the short, mid, and long-term.”

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EnviroStar

EnviroStar, Inc., through its wholly-owned subsidiaries, is a distributor that sells, leases, and rents commercial, industrial, and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, designs and plans turn-key laundry, dry cleaning, and boiler systems, and provides installation and maintenance services to thousands of customers, which include commercial, industrial, institutional, government, and retail customers. These activities are conducted in the United States, Canada, the Caribbean and Latin America.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, growth strategy, market share and prospects, risks related to EVI’s ability to successfully build its existing operations, risks related to organic growth initiatives, including EVI’s recruitment efforts, including that such initiatives may not be successful or otherwise have a positive impact on EVI’s financial condition and results of operations, risks associated with the EVI’s buy and build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, that the potential benefits of acquisitions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with acquisitions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with acquisitions, and risks related to the business, operations and prospects of acquired businesses, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, the risk that the financing contemplated by the commitment letter discussed in this press release may not be received on the contemplated terms, when expected, or at all, risks related to EVI’s indebtedness, including increases in its debt position, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018. Many of these risks and factors are beyond EVI’s control. In addition, pro forma information is prepared based on a number of assumptions and using certain pro forma adjustments, is presented for illustrative purposes only, and may not be indicative of would EVI’s actual results for the fiscal year ended June 30, 2018 would have been had the transactions occurred on the date assumed or of EVI’s results for any future period. Further, past performance of EVI and its acquired businesses and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EnviroStar, Inc.
Condensed Consolidated Results of Operations (in thousands)

	Fiscal Year Ended
	June 30, 2018	June 30, 2017

Revenues	$150,007	$93,978
Cost of Sales	113,501	73,639
Gross Profit	36,506	20,339
SG&A	29,572	14,989
Operating Income	6,934	5,350
Interest Expense, net	552	160
Income before Income Taxes	6,382	5,190
Provision for Income Taxes	2,416	2,023
Net Income	$3,966	$3,167

Net Income per Share
Basic	$0.34	$0.31
Diluted	$0.33	$0.31

Weighted Average Shares Outstanding
Basic	10,840	9,449
Diluted	11,277	9,537

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EnviroStar, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Fiscal Year Ended
	June 30, 2018	June 30, 2017

Net Income	$3,966	$3,167
Provision for Income Taxes	2,416	2,023
Interest Expense	552	160
Depreciation and Amortization	1,579	576
Amortization of Share-based Compensation	1,575	421
Adjusted EBITDA	$10,088	$6,347